UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Consent Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Parties other than the Registrant   ☒:

Check the appropriate box:

☒	Preliminary Consent Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Texas Rare Earth Resources Corp.
(Name of the registrant as specified in its charter)

Daniel E. Gorski Cecil C. Wall G.W. McDonald Dr. Philip Goodell Dr. Nicholas Pingitore John Tumazos Dr. James R. Wolfe
(Name of person(s) Filing Consent Statement, if other than the Registrant)

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PRELIMINARY COPY SUBJECT TO COMPLETION

LETTER TO SHAREHOLDERS

[July __, 2012]

Dear Shareholders of Texas Rare Earth Resources Corp.:

Daniel E. Gorski, Cecil C. Wall, and G.W. McDonald are the beneficial owners of an aggregate of 10,198,000 shares of common stock of Texas Rare Earth Resources Corp. (“The Company” or “TRER”), representing 27.9% of the outstanding shares. They, along with the other participants in this solicitation which include the proposed slate of board of directors, collectively (the “GORSKI-WALL GROUP” or the “Participant(s)”), are the beneficial owners of an aggregate of 11,186,028 shares of common stock of TRER, representing 30.6% of the outstanding shares. The GORSKI-WALL GROUP believes TRER is being mismanaged and misdirected, and a new board of directors is required to correct the mismanagement and maximize shareholder value.

Through the enclosed Consent Statement, we are soliciting your consent for a number of proposals, the effect of which will be to replace four of the current board of directors of The Company with a group of highly qualified director nominees who have a direct stake in The Company’s success. Specifically, we are seeking your support for the removal of the following four current directors of TRER: James Graham, Graham A. Karklin, Marc LeVier, and General Gregory Martin; and the election to the board of Dr. Philip Goodell, Dr. Nicholas Pingitore, John Tumazos, Cecil C. Wall, and Dr. James R. Wolfe. This Consent Solicitation will not affect the directorship positions of Daniel E. Gorski, a Participant in this Solicitation, and Anthony Marchese, who will both remain on the board.

Shareholder action by written consent is a process that allows a company’s shareholders to act by submitting written consents to any proposed shareholder action in lieu of voting in person or by proxy at an annual or special meeting of shareholders. By providing your consent, you will help us to succeed in the proposals we have made to reconstitute the board. The GORSKI-WALL GROUP intends to consent in favor of the proposals with respect to all of the Participants’ shares of common stock. We recommend all shareholders likewise consent in favor of the proposals because we believe that the current board of directors is taking The Company in the wrong direction and is draining capital at an exorbitant rate. We believe The Company’s focus should be on completing the research to develop a process to extract the valuable elements with the goal of selling The Company or merging it with a third party with additional financial resources, while at the same time cutting superfluous overhead and other costs.

We urge you to consider carefully the information contained in the attached Consent Statement and then support our efforts by signing, dating, and returning the enclosed WHITE Consent Card by facsimile or in the pre-addressed and stamped envelope or through the Internet. The simple instructions to vote your Consent are explained in the Consent Statement. If we receive a sufficient number of votes in favor of the proposals, the proposals will become effective and will be adopted without further action by the current board of directors and without a shareholders meeting. Regardless of the number of shares you own, your voice matters, so we urge you to vote.

Thank you for your support,

Daniel E. Gorski

Cecil C. Wall

G. W. McDonald

If you have questions, require assistance in voting your WHITE consent card or need additional copies of this Consent Solicitation and related materials, you may contact:

J. Lawrence Hamil

Meredith A. Munro

Hamil/Hecht LLC

140 East 19th Avenue Suite 600

Denver, CO 80203-1035

Telephone (303) 830-1383

Fax (303) 830-1057

email lhamil@h-hllc.com

email mmunro@h-hllc.com

CONSENT STATEMENT

THIS CONSENT IS SOLICITED BY DANIEL E. GORSKI, CECIL C. WALL, AND G.W. MCDONALD ON BEHALF OF DR. PHILIP GOODELL, DR. NICHOLAS PINGITORE, JOHN TUMAZOS, AND DR. JAMES R. WOLFE AS PROPOSED DIRECTORS OF TEXAS RARE EARTH RESOURCES CORP.

PLEASE SIGN, DATE, AND MAIL THE ENCLOSED WHITE CONSENT CARD TODAY

This Consent Statement and the enclosed WHITE Consent Card are provided by Daniel E. Gorski, Cecil C. Wall, and G.W. McDonald, and the following participants: Dr. Philip Goodell, Dr. Nicholas Pingitore, John Tumazos, and Dr. James R. Wolfe collectively (the “GORSKI-WALL GROUP” or “Participant(s)”). A solicitation of written consents is a process that allows a company’s shareholders to act by submitting written consents to any proposed shareholder actions in lieu of voting in person or by proxy at an annual or special meeting of shareholders.

We are soliciting written consents from the holders of shares of the common stock of Texas Rare Earth Corporation (“TRER” or “The Company”) to take the following actions (each, as more fully described in this Consent Statement, a “Proposal” and together, the “Proposals”), in the following order, without a shareholders meeting, as authorized by Nevada law*:

Proposal No. 1 (the “Bylaw Restoration Proposal”): Repeal any provision of The Company’s bylaws in effect on the date Proposal No. 1 becomes effective, including any amendments thereto, that was not in the Amended and Restated Bylaws of Standard Silver Corporation (now known as Texas Rare Earth Corporation) (“the Amended and Restated Bylaws”) that became effective by written consent of the board of directors on September 8, 2008. A copy of the Amended and Restated Bylaws was filed with the U.S. Securities and Exchange Commission (“SEC”) on October 30, 2009, as Exhibit 3.1 to the FORM 10-12G (Registration of Securities).

*	Note: On April 25, 2012, The Company filed a Form 8-K disclosing that the shareholders had approved the reincorporation of The Company from the state of Nevada to the state of Delaware. According to the Schedule 14A filed by The Company with the SEC on April 6, 2012, the current board reserved the right not to proceed with the reincorporation even if the shareholders approved it. To date, the board has not implemented the reincorporation or adopted the proposed amended bylaws, which proposed bylaws The Company filed as Appendix F to the Schedule 14A. Accordingly, The Company is still incorporated in the state of Nevada and is governed by Nevada law and the Amended and Restated Bylaws of Standard Silver Corporation (now known as Texas Rare Earth Resources Corp).

Proposal No. 2 (the “Removal Proposal”): Remove without cause the following four members of The Company’s board of directors: James Graham, Graham A. Karklin, Marc LeVier, General Gregory Martin, and any person (other than those elected by this Consent Solicitation) elected or appointed to the board to fill any vacancy on the board or any newly-created directorships after [Record Date] and prior to the effective date of the Proposals. The Removal Proposal will not affect the directorship positions of Daniel E. Gorski, a Participant in this Solicitation, and Anthony Marchese, who will both remain on the board.

Proposal No. 3 (the “Vacancy Proposal”): Amend Section 4.06 of the Amended and Restated Bylaws to provide that any vacancies on the board of directors resulting from the removal of directors by the shareholders of The Company pursuant to this Consent Solicitation shall be filled exclusively by the shareholders of the Company; and

Proposal No. 4 (the “Election Proposal”): Elect Dr. Philip Goodell, Dr. Nicholas Pingitore, John Tumazos, Cecil C. Wall and Dr. James R. Wolfe to serve as directors of The Company.

This Consent Statement and the enclosed WHITE Consent Card are first being sent or given to the shareholders of The Company on or about [July         ], 2012.

We are soliciting your consent in favor of the adoption of the Removal Proposal, the Vacancy Proposal and the Election Proposal because we believe The Company shareholders will be best served by directors who are committed to safeguarding and promoting the best interests of all of The Company shareholders, as discussed more fully in the Section titled “REASONS FOR SOLICITATION OF CONSENTS” at page 13.

In addition, we are also soliciting your consent in favor of the adoption of the Bylaw Restoration Proposal to ensure that the incumbent board does not limit the effect of your consent to the removal of the incumbent members of the board and the election of the Nominees through changes to the Amended and Restated Bylaws not filed with the SEC on or before [Record Date].

The effectiveness of each of the Proposals requires the affirmative consent of the holders of record of at least a majority (and in the case of the Removal Proposal two thirds) of the shares outstanding as of the close of business on the Record Date, defined below. Each Proposal will be effective without further action when we deliver to The Company such requisite number of consents. The Bylaw Restoration Proposal, the Removal Proposal and the Vacancy Proposal are not subject to, or conditioned upon, the adoption of the other Proposals. The Election Proposal to elect the GORSKI-WALL GROUP Nominees is conditioned, in part, upon the effectiveness of the Removal Proposal. If fewer than four directors are removed pursuant to the Removal Proposal and there are more GORSKI-WALL GROUP Nominees receiving a plurality of consents than there are vacancies existing after the Removal Proposal, then the GORSKI-WALL GROUP intends to fill the vacancies in the following order: Cecil C. Wall, John Tumazos, Dr. Nicholas Pingitore, Dr. Philip Goodell, and Dr. James Wolfe.

In addition, none of the Proposals will be effective unless the delivery of the written consents complies with Nevada Revised Statute (“NRS”) Section 78.320. Thus, for the Proposals to be effective, a sufficient number of properly completed and unrevoked written consents must be delivered to The Company within 60 days of the Record Date, which in this case is the date the first consent was delivered to The Company, in accordance with NRS Section 78.350. Daniel E. Gorski, Cecil C. Wall, and G.W. McDonald each delivered a written consent to The Company on [July     ,] 2012, which date constitutes the Record Date. Consequently, on or before [record date + 60], the GORSKI-WALL GROUP will need to deliver properly completed and unrevoked written consents to the Proposals from the holders of record of at least a majority (two thirds for the Removal Proposal) of the shares of common stock outstanding as of the close of business on the [Record Date + 60]. Our goal is to have all consents in hand ready to deliver to The Company on or before [July     ], 2011, but we reserve the right to submit to The Company consents at any time before the deadline.

The failure to sign and return the enclosed Consent will have the same effect as voting against the Proposals. Please note that in addition to signing the enclosed WHITE Consent Card, you must also date it to ensure its validity. Please see the Section titled “CONSENT PROCEDURES AND INSTRUCTIONS” at page 30 for additional information regarding such procedures.

WE URGE YOU TO ACT TODAY TO ENSURE THAT YOUR CONSENT WILL COUNT.

THIS CONSENT SOLICITATION IS BEING MADE BY THE GORSKI-WALL GROUP NOT BY THE COMPANY OR INCUMBENT BOARD. THE GORSKI-WALL GROUP URGES YOU TO SIGN, DATE AND RETURN THE WHITE CONSENT CARD IN FAVOR OF THE PROPOSALS PROMPTLY.

If you have questions, require assistance in voting your WHITE consent card or need additional copies of this Consent Solicitation and related materials, you may contact:

J. Lawrence Hamil

Meredith A. Munro

Hamil/Hecht LLC

140 East 19th Avenue Suite 600

Denver, CO 80203-1035

Telephone (303) 830-1383

Fax (303) 830-1057

email lhamil@h-hllc.com

email mmunro@h-hllc.com

QUESTIONS AND ANSWERS ABOUT THIS CONSENT SOLICITATION

The following are some of the questions you, as a shareholder, may have and answers to those questions. The following is not meant to be a substitute for the information contained in the remainder of this Consent Statement, and the information contained below is qualified by the more detailed descriptions and explanations contained elsewhere in this Consent Statement. Please carefully read this entire Consent Statement prior to making any decision regarding whether to grant your consent to the Proposals.

WHO IS MAKING THE SOLICITATION?

Daniel E. Gorski, Cecil C. Wall, and G.W. McDonald are making this Solicitation. The other Participants in this Solicitation are the board Nominees, Dr. Philip Goodell, Dr. Nicholas Pingitore, John Tumazos, and Dr. James R. Wolfe. Collectively, Messrs. Gorski, Wall and McDonald and the board Nominees constitute the GORSKI-WALL GROUP. Please see the Sections titled “THE NOMINEES” at page 23, “THE PARTICIPANTS” at page 26, and “OTHER INFORMATION ABOUT THE PARTICIPANTS” at page 27 for additional information regarding the GORSKI-WALL GROUP in this Consent Solicitation.

WHAT ARE THE PROPOSALS FOR WHICH CONSENTS ARE BEING SOLICITED?

We are asking you to consent to four corporate actions: (1) the Bylaw Restoration Proposal, (2) the Removal Proposal, (3) the Vacancy Proposal, and (4) the Election Proposal.

The GORSKI-WALL GROUP is asking you to consent to the Removal Proposal, the Vacancy Proposal, and the Election Proposal to remove four of The Company’s current directors, including any appointees to the board prior to the effective date of the Election Proposal, and to replace them with the GORSKI-WALL GROUP Nominees. In addition, in order to ensure that your consent to elect the GORSKI-WALL GROUP Nominees will not be modified or diminished by actions taken by the incumbent board prior to the election of the GORSKI-WALL GROUP Nominees, the GORSKI-WALL GROUP is asking you to consent to the Bylaw Restoration Proposal. The Proposals are set forth more fully below in the Section titled “THE PROPOSALS” at page 19.

WHY ARE WE SOLICITING YOUR CONSENT?

The GORSKI-WALL GROUP believes that a majority of the current board of directors is taking The Company in the wrong direction and is draining capital at an exorbitant rate. We believe the proposed Nominees, all but one of whom are shareholders of The Company and many of whom are The Company’s original founders or have contributed directly to its initial success, will be more responsive to shareholder concerns. If elected, the Nominees, in conjunction with Mr. Gorski and Mr. Marchese (whom we propose to retain on the board) will shift focus to completing research on developing an extraction process for The Company’s valuable mineral elements, in a cost-efficient manner, with the goal of selling The Company or merging it with a third party with additional financial resources. For more detail regarding our reasons and goals, please see the Section titled “REASONS FOR SOLICITATION OF CONSENTS” at page 13.

WHO ARE THE GORSKI-WALL GROUP NOMINEES?

The GORSKI-WALL GROUP is asking you to elect as a director of The Company each of Dr. Philip Goodell, Dr. Nicholas Pingitore, John Tumazos, Cecil C. Wall, and Dr. James R. Wolfe. The Nominees are eager to work collaboratively with two of the current directors, Daniel E. Gorski and Anthony Marchese, to correct the misdirection of The Company. The business experience of these highly qualified individuals is set forth in this Consent Statement under the Section entitled “THE NOMINEES” at page 23.

WHO CAN CONSENT TO THE PROPOSALS?

If you are a record owner of common stock as of the close of business on the Record Date of [July        , 2102], you have the right to consent to the Proposals.

WHEN IS THE DEADLINE FOR SUBMITTING CONSENTS?

We urge you to submit your consent as soon as possible. In order for our Proposals to be adopted, The Company must receive written unrevoked consents signed by a sufficient number of shareholders to adopt the Proposals within 60 calendar days of the date of the earliest dated consent delivered to The Company. Daniel E. Gorski, Cecil C. Wall, and G.W. McDonald each delivered a written consent to The Company on the Record Date of [July         , 2012]. Consequently, the GORSKI-WALL GROUP will need to deliver properly completed and unrevoked written consents to the Proposals from the holders of record of a majority (two thirds for the Removal Proposal) of the shares of common stock outstanding as of the close of business on the Record Date no later than [60+ record date.] Nevertheless, we have set [July        ], 2012, as the goal for submission of written consents. Effectively, this means that you have until [July        ], 2012 to consent to the Proposals, although we reserve the right to deliver the consents up until [60+Record Date]. WE URGE YOU TO ACT AS SOON AS POSSIBLE TO ENSURE THAT YOUR CONSENT WILL COUNT.

HOW MANY CONSENTS MUST BE RECEIVED IN ORDER TO ADOPT THE PROPOSALS?

The Proposals will be adopted and become effective when properly completed, unrevoked consents are signed by the holders of a majority (two thirds for the Removal Proposal) of the outstanding shares of common stock as of the close of business on the Record Date, provided that such consents are delivered to The Company within 60 calendar days of the date of the earliest dated consent delivered to The Company, which was [Record Date]. According to The Company’s Schedule 14A filed with the SEC on Form DEF 14A on April 6, 2012, there were 36,550,009 shares of The Company’s common stock outstanding as of March 21, 2012, each entitled to one consent per share. Cumulative voting is not permitted. This means that the consent of the holders of at least 18,275,006 shares of common stock would be necessary to adopt Proposals Nos. 1, 3, and 4; and at least 24,366,673 shares to adopt Proposal No. 2. As of the Record Date, the members of the GORSKI-WALL GROUP were the beneficial owners of an aggregate of 11,186,028 shares of common stock, which currently represent approximately 30.6% of the issued and outstanding shares of common stock. The actual number of consenting shares necessary to adopt the Proposals will depend on the facts as they exist on the Record Date.

WHAT SHOULD YOU DO TO SUPPORT OUR PROPOSALS?

If your shares of common stock are registered in your own name, please vote by:

(1) Completing your Consent Card over the Internet at the following website [provided by Securities Transfer Corporation];

(2) Downloading or requesting a Consent Card (as detailed below), signing your Consent Card and mailing it to

Securities Transfer Corporation; Attn: George Johnson

2591 Dallas Parkway

Suite 102

Frisco, Texas 75034; or

(3) Signing and faxing your Consent Card to Securities Transfer Corporation at the number provided on the Consent Card or [provided by Securities Transfer Corporation].

If your shares are held in an account with a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in a “street name” and these Consent Solicitation materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. Accordingly, it is critical that you promptly give instructions to consent to the Proposals to your bank, broker firm, dealer, trust company or other nominee. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to us at Hamil/Hecht LLC, 140 East 19th Avenue Suite 600, Denver, Colorado 80203-1035 so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

WHAT IF I ABSTAIN FROM VOTING?

Since the Proposals must be approved by a majority (two thirds for the Removal Proposal) of the shares outstanding as of the Record Date, a properly executed Consent Card marked “abstain” with respect to a Proposal will have the same effect as voting against that Proposal.

WHAT EFFECT DOES A BROKER NON-VOTE HAVE?

Brokers and other intermediaries, holding shares in street name for their customers, are generally required to vote the shares in the manner directed by their customers. If their customers do not give any direction, brokers may vote the shares on routine matters, but not on non-routine matters. The change in control of board membership is a non-routine matter and brokers will not be able to participate in this Consent Solicitation. Because the Proposals must be approved by the majority (two thirds for the Removal Proposal) of the shares outstanding as of the Record Date, a broker non-vote will have the same effect as voting against the Proposals.

CAN I REVOKE MY CONSENT?

You may revoke your consent at any time before the time the action authorized by the executed consent becomes effective (and in no event later than [Record Date +60]). You may do this by either signing and dating another Consent Card or by providing a signed and dated written notice of your revocation and delivering it either to TRER at its principal corporate office, located at 304 Inverness Way South, Suite 365, Englewood Colorado 80112, or to GORSKI-WALL GROUP at Hamil/Hecht LLC, 140 East 19th Avenue Suite 600, Denver, Colorado 80203-1035. Although a signed and dated revocation will be effective if timely delivered to TRER, we ask that you deliver your revocation to GORSKI-WALL GROUP (or a copy thereof) so that we will be aware of any revocations and can more accurately determine if and when sufficient unrevoked consents in favor of the Proposals have been received.

Beneficial shareholders should refer to the instructions received from their stockbroker or the registered holder of the shares if they wish to change their vote.

DO THE MEMBERS OF THE GORSKI-WALL GROUP HAVE ANY INTEREST IN THIS SOLICITATION?

The sole substantial interest in any Consent Solicitation by each of the Participants of GORSKI-WALL GROUP is their record and beneficial ownership of shares of common stock of the Corporation, the desire of each of the Participants to elect the Nominees and, in the case of the Nominees, their desire to be directors of the Corporation and, in the case of Mr. Gorski, to be interim Chief Executive Officer (“CEO”).

DO I HAVE APPRAISAL RIGHTS?

No. The Company’s shareholders are not entitled to appraisal rights under Nevada law in connection with the Proposals or this Consent Statement.

DO I HAVE DISSENTERS RIGHTS?

No. The Company’s shareholders are not entitled to dissenters’ rights under Nevada law in connection with the Proposals or this Consent Statement.

HOW WILL GORSKI-WALL GROUP SOLICIT CONSENTS?

The GORSKI-WALL GROUP expects to use the mail, other courier services, phone calls and meetings with shareholders to solicit consents and otherwise support the effort to adopt the Proposals. We may also use a web site, advertisements, and/or published materials in print or on the Internet. The GORSKI-WALL GROUP seeks to effect this Consent Solicitation as cost-effectively as possible, and we have not engaged, nor do we expect to engage, a proxy solicitation firm. We will not specially engage third parties to solicit security holders, and have not entered into any contracts or agreements with third parties, with the exception of legal counsel and Securities Transfer Corporation who will assist with disseminating and tabulating the Consent Cards.

WHO WILL PAY FOR THE SOLICITATION?

The cost of the Solicitation has been and will continue to be borne by Daniel E. Gorski, Cecil C. Wall, and G.W. McDonald. Messrs. Gorski, Wall, and McDonald may seek reimbursement from TRER.

WHOM SHOULD YOU CALL IF YOU HAVE QUESTIONS ABOUT THE SOLICITATION?

If you have questions, require assistance in voting your WHITE Consent Card or need additional copies of this Consent Solicitation and related materials, you may contact:

J. Lawrence Hamil

Meredith A. Munro

Hamil/Hecht LLC

140 East 19th Avenue Suite 600

Denver, CO 80203-1035

Telephone (303) 830-1383

Fax (303) 830-1057

email lhamil@h-hllc.com

email mmunro@h-hllc.com

REASONS FOR SOLICITATION OF CONSENTS

During the past year, we have watched with dismay the progressive loss of market credibility of Texas Rare Earth Resources Corp. (“TRER” or “The Company”). We understand that market conditions have played a part in The Company’s decline in value but we believe there are some fundamental and obvious actions that the current board of directors and management have refused to take that were in a large part responsible for the present plight of The Company.

1. The success or failure of TRER depends on whether it can demonstrate it can produce a marketable product. It is widely accepted in the rare earth mining sector that designing a metallurgical process to extract the valuable elements is the most fundamental and critical part of the development of any rare earth deposit. TRER is unique among junior rare earth mining companies in that its property, Round Top, is a large low grade deposit. Because of its low grade, it is even more process sensitive than is normally the case for the rare earth sector. We always have believed, however, that Round Top has certain advantages, including its size, high ratio of the critical rare earth elements, other potentially valuable elements, and mineralogy that appears conducive to relatively simple methods of processing.

We understood and believed that, based on statements The Company made in last year’s financing pursuant to The Company’s Form S-1 filed with the SEC on January 25, 2011, that the board of directors’ and management’s primary objective was to capitalize on these perceived advantages by placing top priority on developing a metallurgical process to prove that low grade large tonnage mining of TRER’s rare earth and other rare metals was economically feasible. We also believed that last year’s replacement of Mr. Gorski with Mr. LeVier, a retired metallurgist from Newmont Mining Co., in the position of CEO was made in furtherance of this objective. We believe the other shareholders of TRER as well shared this goal.

In spite of this goal, and despite expending over half of TRER’s capital, the incumbent board of directors and management have failed to expeditiously work towards designing a cost-effective metallurgical extraction process. It was not until June 25, 2012, that The Company finally released the NI 43-101 Preliminary Economic Assessment Round Top Project (“PEA”), which it filed with the Canadian Securities Administrators (“CSA”) in the SEDAR filing system and subsequently furnished to the SEC on June 26, 2012, as an attachment to its Form 8-K. What metallurgical research was done is described in the PEA as “scoping level” work, and only 7 out of 148 pages of the PEA mention metallurgical progress. What has been done is encouraging, but we believe the work was poorly managed and incomplete. Moreover, the incumbent board of directors and management admit in the PEA that the feasibility of the project will depend on further development of a metallurgical process. We believe that the lackluster response of the market to this PEA reflects in part this lack of definitive metallurgical results.

In our opinion, this failure to produce metallurgical results in a timely fashion is a principal cause of the loss of market credibility, shown in The Company’s falling stock price over the past year. We further believe that, as a result of the incumbent board’s and management’s delay and misdirection, it will be extremely difficult for The Company to acquire additional financing or secure an M&A opportunity without excessively diluting the current investors.

2. As set forth in the PEA, the incumbent board and management propose to build a mine that will cost in excess of $2 billion ($3 billion life of mine capital costs) and will take six years to bring to production. We believe that for a small mining company to attempt to bring such a large and complex project to production is not in the best interest of the existing shareholders. We do not believe that this was the objective of the original investors. Such an approach assumes that The Company can raise $2 billion, an assumption that, in our opinion, is not likely for a junior mining company in the rare earth mining sector either now or in the foreseeable future.

Repeated requests by certain directors, advisors, and shareholders to secure high level banking and financial advice by adding such qualified people to the board or by other means has been ignored by the incumbent board and management. Instead, the incumbent board and management have pursued a strategy to develop this large, long term and capital intensive project “in house” with the intent to initiate production in 2018. During the past year, management has allocated the majority of its resources to “downstream” issues such as development drilling to establish a reserve to comply with Canadian NI 43-101 requirements, completing the PEA, and initiating a pre-feasibility study. While this work is positive and credible, in our opinion, it came at the expense of necessary basic metallurgical research and geologic exploration, and has dangerously depleted The Company’s capital. Management’s stated goal is now to complete a pre-feasibility study estimated to cost an additional $20 million. At the present trading range, this goal of raising an additional $20 million in the short term could result in as much as 100% dilution of the present investors and would result in their loss of control of The Company.

We believe that the present strategy is misguided. The limited capital resources of The Company should have been principally allocated to developing a metallurgical process. All other downstream project development should have been deferred. Upon the development of a viable process, The Company then should have evaluated all its options and formulated a plan going forward in order to maximize shareholder value. In our opinion, the substantial resources the current board and management expended on development drilling, preliminary economic studies, sourcing of water supplies, pre-feasibility studies and the like were essentially wasted. This “cart before the horse” strategy is in our opinion reckless and is rapidly drawing down a limited capital reserve that was implicitly raised to develop a metallurgical process.

3. Management has not shared the basic technical data with directors. Although Mr. Gorski is an experienced mining professional and is qualified to make his own interpretations of these data, his repeated requests for access to these data have been denied. We believe that to deny directors access to basic project data is to prevent them from carrying out their responsibility to safeguard the interests of the shareholders.

4. It is a fundamental fact of life for a junior mining company that the planning and scheduling of project work must augment and support the share price. We recognize that market interest in rare earth elements (“REEs”) in general has declined over the past year and all REE companies have lost value, but TRER — which has a unique set of advantages such as high percentage of the critical REEs, excellent location in a business friendly state, and low projected operating costs — has declined relatively more. As stated above, we believe the underlying reason for the lack of a viable market for TRER shares is the incumbent board’s and management’s failure to prioritize the work necessary to support the market’s acceptance of this project.

5. The shareholders emphatically expressed their dissatisfaction in the February 15, 2012 General Annual Meeting by voting only 31.2% in favor of the board and management. This was, in our opinion, a clear mandate for change. We believe that the board of directors’ failure to take any action on this explicit vote of no confidence is grounds for the actions we propose to take.

6. We believe overhead is too high. The Company’s 10-K for FY 2011, filed on February 9, 2011, shows that out of operating expenses of $7,046,553, an astonishing $5,754,983 or 81.7% was allocated to general and administrative costs. The Company’s first quarter of 2012 10-Q, filed on April 16, 2012, shows general and administrative costs consuming 47.4% of operating expenses.

We believe that The Company and its investors have been poorly served by the present management and board of directors. In addition to the marked lack of technical progress, management has failed to display enthusiasm, optimism and confidence in the representation of our Company. Management seems to have no comprehension of its appropriate role as fiduciary entrusted with shareholder funds to spend only for the purposes of creating shareholder value.

Proposed Remedies of the Nominee Board of Directors

We propose to change a majority of the board of directors and to restore the primary mission of The Company. Our primary goals will be to increase the value and liquidity of our shares and to avoid of dilution of the interests of the present shareholders.

Our first objective will be to complete enough metallurgical research to demonstrate that it is feasible to extract the rare earth elements and/or other valuable elements from the rock and to do this as quickly and cost effectively as is practically possible. We believe this is possible with the funds presently available according to The Company’s financial disclosures in its most recent Form 10-Q. We intend to ally ourselves with the well-equipped lab facilities at the University of Texas at El Paso (“UTEP”) where the necessary geologic and mineralogical studies can be done by experienced and committed researchers. Nominee Drs. Goodell, Pingitore and Wolfe, and Mr. Gorski (as proposed interim CEO), are all experienced professionals, and they will take a “hands on” approach and concentrate on this work. We will use consultants only when necessary.

We will evaluate all options regarding final disposition of The Company and project. These options will include but not be limited to, sale or merger of The Company, joint venturing with a suitable partner, off-take agreements with end users, and reduced scale operations.

We realize the need to restore the trust that formerly existed between management and the shareholders. We intend to restore the open, idea driven management style that existed before the appointment of Mr. LeVier. Because our group jointly owns 30.6% of shares outstanding, protecting the interest of our shareholders is our primary concern and we intend to seek the opinions and advice of all our shareholders. We will strive to improve the transparency of The Company by releasing relevant technical data for the market to evaluate in a timely manner.

We believe that it is imperative that we accomplish our goals with the cash on hand. We will attempt to eliminate all unnecessary expenses, aiming at drastically lowering the present “burn rate,” which we believe to be in the range of $500,000 per month based on The Company’s financial disclosures. Travel, attendance of conferences, and all other such “overhead” activities will be kept to a minimum.

We urge you to accept these proposals while The Company still has the resources left to accomplish our mission.

Proposed Board of Directors:

Dr. Philip Goodell

Dr. Nicholas Pingitore

John Tumazos

Cecil Wall

Dr. James Wolfe

Dr. Goodell, is an associate professor at the Department of Geological Services at UTEP. Dr. Goodell has deep experience with the chemistry and mineralogy of Round Top and the surrounding area. He has sponsored and is sponsoring graduate students research on Round Top and the surrounding area.

Dr. Pingitore is a professor at the Department of Geological Sciences at UTEP. Dr Pingitore is Director of UTEP’s Electron Microprobe Laboratory and supervises a state-of-the-art analytical geochemistry facility.

Mr. Tumazos was instrumental in last year’s financing and his familiarity with the small cap resource sector, and his extensive contact with the investment community will assist The Company in regaining market recognition.

Mr. Wall is one of the original founders of The Company. He brings a wide business experience and close relations with many of the original shareholders.

Dr. Wolfe brings us first-hand experience with the actual marketing of rare earth metals, particularly in China, which currently is the source of most of the world’s REE production. Dr. Wolfe has actually produced and sold rare earth metals as opposed to merely writing about it. Dr Wolfe also has experience in the processing of low grade rare earth bearing materials.

We anticipate that, if we obtain a majority position on the board, we will make changes to management while, at the same time, maintaining necessary continuity. One of the changes will include replacing Mr. LeVier as CEO with Mr. Gorski, who is a co-founder of The Company, the second largest shareholder, and a current director. Mr. Gorski will serve as interim CEO until metallurgical testing is completed and such time that we can make definite future plans.

GORSKI-WALL GROUPS’s Response to Incumbent Board of Directors’ Concerns

On June 18, 2012, The Company issued a Form 8-K in which it announced that Daniel E. Gorski and another current director, Anthony Marchese, made certain public statements in late 2010 and 2011 regarding projections and estimates of in situ values and gross tonnage of host rock at the Round Top project, which purportedly do not reflect the view of current management of The Company and which The Company stated should not be relied upon by investors. The Company conceded in the Form 8-K that the statements had no effect on the financial reports of The Company, and The Company did not contend that the statements had any effect on shareholders. The board of directors nonetheless requested that Mr. Gorski and Mr. Marchese resign. Mr. Gorski and Mr. Marchese declined.

Mr. Gorski denies that any statements he made to the public regarding projections and estimates of in situ values and gross tonnage of host rock at the Round Top project, or any other matter regarding The Company, were false or misleading. The particular statements by Mr. Gorski were accurately based on facts then known to The Company and already disclosed to the public, and were pre-approved by legal counsel for The Company. Mr. Gorski did not attempt to represent projections and estimates as fact, only as geologic potential based on published data that required further investigation and study. The third party resource calculation done by Gustavson Associates and included in the PEA confirms that Mr. Gorski’s initial estimate in November 2010 of unit and in situ values was materially correct. Nor did Mr. Gorski misrepresent the potential for additional mineralized rhyolite within the district. Mr. Gorski’s and Mr. Marchese’s statements regarding the mineralized rhyolite were based on the probable mass of Sierra Blanca Peak, Little Blanca Mountain, and Little Round Top (the other rhyolite mountains within the group of four mountains that collectively comprise the Sierra Blanca). Mr. Gorski and Mr. Marchese’s estimate of geologic potential of the mineralized rhyolite also included the system of feeder vents and the underlying magmas that gave rise to Round Top, Little Round Top, Little Blanca, and Sierra Blanca Peak. Third parties have conducted magnetic surveying which defines a buried anomaly to the southeast of Round Top. The PEA states: “This magnetic anomaly may be interpreted to be caused by the local magma source for the Round Top and Little Round Top intrusions.” Subsequent gravity surveying, also described in the PEA, supports this interpretation. These mountains and the subsurface magnetic anomaly have not been drilled, but the potential mass of the untested rhyolite, based on the data available today as set forth in the PEA, is within the ranges that Mr. Gorski and Mr. Marchese originally estimated. The PEA states that Little Round Top and Little Blanca Mountain have potential for additional resources and that they and the geophysical anomaly between the peaks should be drilled in the next phase of exploration. To date, Mr. Gorski has not been contacted by the SEC regarding the incumbent board of directors’ allegations. If he is contacted by the SEC, he will cooperate fully. Mr. Gorski believes that this unfortunate episode was instigated not out of concern for shareholders and The Company, but by a personal desire of certain directors and management to solidify control over The Company to effectuate their plans for The Company.

Although Mr. Marchese is not participating in this Consent Solicitation, he has authorized GORSKI-WALL GROUP to state that his position is to remain on the board until such time as the shareholders choose to remove him. This Consent Solicitation will not affect his position as a current board member. In accordance with Section 3.02 of the Amended and Restated Bylaws Mr. Marchese’s position will terminate at the next annual meeting of shareholders at which time he will stand for reelection with our support.

THE PROPOSALS

PROPOSAL NO. 1 — THE BYLAW RESTORATION PROPOSAL

The GORSKI-WALL GROUP is asking you to consent to the adoption of the Bylaw Restoration Proposal to ensure that the incumbent board does not limit the effect of your consent to the removal of the four current directors and the election of the GORSKI-WALL GROUP Nominees through changes to the Amended and Restated Bylaws* not filed with the SEC on or before [Record Date], which would have the effect of limiting existing shareholders’ rights and abilities to take action in their capacity as shareholders of The Company. Shareholder approval of the Bylaw Restoration Proposal will be effective upon receipt by us of affirmative written Consents that have not been previously revoked representing at least a majority of The Company’s outstanding shares of common stock and our delivery of the Written Consents to The Company.

The following is the text of the Bylaw Restoration Proposal:

“RESOLVED, that any provision of the Amended and Restated Bylaws of The Company as of the effective date of the adoption of this resolution that was not a part of the Amended and Restated Bylaws filed with the Securities and Exchange Commission on [Record Date], be and are hereby repealed.”

If the incumbent board does not effect any additional changes to the Amended and Restated Bylaws on or before [Record Date], the Bylaw Restoration Proposal will have no further effect. However, if the incumbent board has made additional changes since that time, such as amending the provision in the bylaws to change the procedure by which a record date is set in connection with a consent solicitation, the Bylaw Restoration Proposal, if adopted, will restore the Amended and Restated Bylaws to the version that was publicly available in filings by The Company with the SEC on [Record Date], without considering the nature of any changes the incumbent board may have adopted. As a result, the Bylaw Restoration Proposal could have the effect of repealing bylaw amendments that one or more shareholders of The Company may consider to be beneficial to them or to The Company. However, the Bylaw Restoration Proposal will not preclude the board from reconsidering any repealed bylaw changes following the Consent Solicitation. The GORSKI-WALL GROUP is not currently aware of any specific bylaw provisions that would be repealed by the adoption of the Bylaw Restoration Proposal.

* Note: Although the shareholders approved the reincorporation of The Company from the state of Nevada to the state of Delaware, the current board has not caused The Company to be reincorporated to Delaware, nor has The Company adopted the proposed bylaws, set forth in Appendix F to the Schedule 14A filed by The Company with the SEC on April 6, 2012. Accordingly, the Amended and Restated Bylaws of Standard Silver Corporation (now known as Texas Rare Earth Corporation) that became effective by written consent of the board of directors on September 8, 2008, remain The Company’s bylaws. A copy of the Amended and Restated Bylaws were filed with the SEC on October 30, 2009, as Exhibit 3.1 to the FORM 10-12G (Registration of Securities). If the board of directors had implemented the shareholders’ intent to adopt Delaware law and the proposed bylaws, the Removal Proposal submitted by GORSKI-WALL GROUP would have only needed a majority of the shareholder votes to be effective (as opposed to two thirds).

PROPOSAL 2 — THE REMOVAL PROPOSAL

The board of directors of The Company is currently composed of six directors. The GORSKI-WALL GROUP is asking you to consent to the Removal Proposal to remove four current members of the existing board, including any other person or persons appointed to the board to fill any vacancy or any newly-created directorships made after the Record Date of [July #], 2012, excluding persons elected pursuant to this Consent Solicitation. Shareholder approval of the Removal Proposal will be effective upon receipt by us of affirmative written Consents that have not been previously revoked representing at least two thirds of The Company’s outstanding shares of common stock. The following is the text of the Removal Proposal:

“RESOLVED, that (i) James Graham, Graham A. Karklin, Marc LeVier, General Gregory Martin, and each person appointed to the board to fill any vacancy or newly-created directorship prior to the effective date of the adoption of this Proposal, be and hereby is removed.”

This Consent Solicitation will not affect the directorship positions of Daniel E. Gorski, a Participant in this Solicitation, and Anthony Marchese, who will both remain on the board.

NRS 78.335 provides that any director or the entire board of directors of a Nevada corporation may be removed, with or without cause, by the holders of two thirds of the shares then entitled to vote at an election of the corporation’s directors, subject to exceptions if the corporation has a classified board or cumulative voting in the election of its directors (which exceptions do not apply here). If a shareholder wishes to consent to the removal of certain of the members of the board, but not all of them, such shareholder may do so by checking the appropriate “consent” box on the enclosed WHITE Consent Card and writing the name of each such person that the shareholder does not wish to be removed. The GORSKI-WALL GROUP does not intend to seek to increase the number of board members beyond the ten permitted under the Amended and Restated Bylaws if the shareholders do not consent to the removal of one or more directors. If the shareholders remove fewer than four directors pursuant to the Removal Proposal and there are more GORSKI-WALL GROUP Nominees receiving a plurality of consents than there are vacancies existing after the Removal Proposal, then the GORSKI-WALL GROUP intends to fill the vacancies in the following order: Cecil C. Wall, John Tumazos, Dr. Nicholas Pingitore, Dr. Philip Goodell, and Dr. James Wolfe.

According to The Company’s Schedule 14A filed with the SEC on Form DEF 14A on April 6, 2012, there were 36,550,009 shares of The Company’s common stock outstanding as of March 21, 2012, each entitled to one consent per share. Cumulative voting is not permitted. This means that the consent of the holders of at least 18,275,006 shares of common stock would be necessary to adopt Proposals Nos. 1, 3, and 4; and at least 24,366,673 shares to adopt Proposal No. 2. As of the Record Date, the members of the GORSKI-WALL GROUP were the beneficial owners of an aggregate of 11,186,028 shares of common stock, which currently represent approximately 30.6% of the issued and outstanding shares of common stock. The actual number of consents necessary to adopt the Proposals will depend on the facts as they exist on the Record Date.

The Company does not have a classified board or cumulative voting in the election of its directors. Consequently, NRS 78.335 permits the shareholders of The Company to remove any director or its entire board without cause.

The WHITE Consent Card delivered with this Consent Statement provides shareholders with the opportunity to adopt the Removal Proposal in part by designating the names of any member of the board whom such shareholder does not want removed from the board.

THE GORSKI-WALL GROUP URGES YOU TO CONSENT TO THE REMOVAL PROPOSAL AND REMOVE ALL FOUR DESIGNATED DIRECTORS.

PROPOSAL NO. 3 — THE VACANCY PROPOSAL

The GORSKI-WALL GROUP is asking you to consent to the adoption of the Vacancy Proposal to divest the current and future directors of their ability to fill vacancies created by the removal of directors by shareholders pursuant to this Consent Statement and provide shareholders with the exclusive ability to fill any such vacancies. Accordingly, you are being asked to amend the Amended and Restated Bylaws in order to allow only the shareholders to fill any vacancies on the board resulting from the removal of directors by the shareholders pursuant to this Consent Statement. Shareholder approval of the Vacancy Proposal will be effective upon receipt by us of affirmative written Consents that have not been previously revoked representing at least a majority of The Company’s outstanding shares of common stock.

The following is the text of the Vacancy Proposal:

“RESOLVED, that Section 4.06 of the Amended and Restated Bylaws is hereby amended to provide that any vacancies on the board of directors of The Company resulting from the removal of directors by the shareholders pursuant to the Consent Solicitation of the GORSKI-WALL GROUP may only be filled by the shareholders of The Company.”

THE GORSKI-WALL GROUP URGES YOU TO CONSENT TO THE VACANCY PROPOSAL.

PROPOSAL NO. 4 — THE ELECTION PROPOSAL

The GORSKI-WALL GROUP is asking you to consent to elect without a shareholders meeting, each of the following individuals to serve as a director of The Company:

1.	Dr. Philip Goodell
2.	Dr. Nicholas Pingitore

3.	John Tumazos
4.	Cecil C. Wall
5.	Dr. James R. Wolfe

As set forth more fully in the Section entitled Nominees, the foregoing are highly qualified individuals who have agreed to serve on the board of directors, and we believe their appointment is in the best interests of The Company and its shareholders.

Shareholder approval of the Election Proposal will be effective upon receipt by us of affirmative written Consents that have not been previously revoked representing at least a majority of The Company’s outstanding shares of common stock.

THE GORSKI-WALL GROUP URGES YOU TO CONSENT TO THE ELECTION PROPOSAL AND NOMINATE ALL OF THE PROPOSED NOMINEES.

THE NOMINEES

The GORSKI-WALL GROUP has nominated five highly qualified nominees who we believe possess the expertise necessary and who are committed to working tirelessly to restore and enhance shareholder value. Each of the GORSKI-WALL GROUP Nominees has consented to be nominated for election to The Company’s board of directors and has consented to serve as a director of The Company. Each of the Nominees is a citizen of the United States of America.

All but one of the GORSKI-WALL GROUP Nominees are independent of The Company in accordance with Part 8, Section 803A, of the NYSE MKT Company Guide on board independence, as discussed below. Each is committed to exploring all alternatives to increase shareholder value. If elected, the GORSKI-WALL GROUP Nominees are committed to acting in the best interest of The Company’s shareholders and will pursue their efforts diligently and promptly.

Set forth below are the name, age, present principal occupation, employment history and directorships of publicly-held companies of each of the Nominees for at least the past five years. This information has been furnished to the GORSKI-WALL GROUP by the respective Nominees. None of the entities referenced below is a parent or subsidiary of The Company.

Dr. Philip Goodell. Dr. Philip C. Goodell was born in El Paso, Texas in 1943. Dr. Goodell holds a BS in solid state physics (Yale 1964), a MS in Geology (Harvard 1966) and a PhD in Geology (Harvard 1970). He is currently an associate Professor of Geology at The University of Texas at El Paso and has been in residence there since 1975. He has successfully sponsored 26 MS and 19 PhD candidates. In addition to his academic accomplishments, Dr. Goodell has wide experience in the mining industry and has consulted for St. Joe Minerals, Exxon Minerals, Chevron Minerals Corporation, Cameco Corp., MAG Silver Corp., and Energy Metals, Inc., among others. One of the theses sponsored by Dr Goodell, authored by W. M. Shannon, contained much of the basic research on the Round Top area that initially stimulated interest in the rare metals found there.

Dr. Nicholas Pingitore. Dr. Nicholas Pingitore was born in New York City in 1944. Dr. Pingitore holds an AB degree from Columbia College (NYC, 1965) and a Masters (ScM) and PhD from Brown University (Providence RI, 1968 & 1973) in Geology. Since 1977, he has held a full-time faculty appointment at UTEP. In addition to being a Texas Licensed Geoscientist, Dr. Pingitore is a member of the American Chemical Society, Geochemical Society, American Association for the Advancement of Science, American Geophysical Union, Materials Research Society, Mineralogical Society of America, Society for American Archaeology, Society for Commercial Archaeology, American Rock Art Research Association, International Society for Reef Studies, Society of Economic Paleontologists and Mineralogists, and Society of the Sigma Xi. He has served for 25 years as Director of UTEP’s Electron Microprobe Laboratory, and he expects to use this instrument to study the Round Top minerals. The 2,500-foot-square geochemical laboratory that Dr. Pingitore also anticipates using to conduct research sponsored by TRER includes three x-ray fluorescence units, a high resolution inductively coupled plasma mass spectrometer, various optical microscopes, and sample preparation facilities. Since 2000, he has been project director of approximately $7,000,000 in research funding, and a co-investigator on another $10,000,000 in grants. He has established a record for successfully managing and completing large institutional projects on time and on budget. Dr. Pingitore considers Round Top to be a national treasure. He is ready to bring his wide geologic and chemical experience, his project skills, and his insight from decades of investment in the extractive industries, to help unlock the riches of this deposit.

John Tumazos. John Tumazos was born in Pittsburgh, Pennsylvania in 1956. He holds degrees from Carnegie-Mellon University. (B.S. Management Sciences & Economics and M.S. Industrial Administration). Mr. Tumazos’s business career includes positions as Senior Vice President, Oppenheimer & Co., Inc. (2/81 to 5/88), Vice President, Equity Research Department, specializing in metals securities, Donaldson, Lufkin & Jenrette (5/88 to 12/96) and Senior Vice President, Metals and Paper Analyst, Prudential Financial (7/01 to 6/07). Mr. Tumazos provided valuation testimony to the Federal Supreme Court of Canada in the largest property damages case in Canadian history in 1985, valuation in a large U.K. gold mine litigation, served the U.S. Department of Justice to enforce an antitrust divestiture in the steel industry, and has advised five other publicly traded companies in fairness opinions for mergers in the U.S. and Canada. In 2007, he formed his own company, John Tumazos Very Independent Research, LLC. He has specialized in the resource sector and has published approximately 20 research reports per month to over 50 customers totaling over 1,200 reports since July 2007. He has served as a financial advisor to seven emerging mining companies, including TRER. Mr. Tumazos was instrumental in TRER obtaining financing in 2011.

Cecil C. Wall. Cecil C. Wall was born in Duchene County, Utah in 1931. Mr. Wall attended Carbon County College and Utah State University. In 1969, he acquired control of a publically traded company, Altex Oil Co. (formerly known as Mountain Valley Uranium), listed on the American Stock Exchange. Under Mr. Wall’s leadership, Altex established a 20,000 acre position in what became the Greater Altamont Field at Altamont, Utah. Mr. Wall sold his interest in Altex in 1985. Mr. Wall was also part of the founding group for the 2007 reorganization of Standard Silver Corp. which became TRER. He sat on the TRER board of directors and served as the Secretary and Treasurer from January 2004 to April 2012. He is currently the manager for C-Wall Investment Company, LLC, a Utah Limited Liability Company. In addition, he is the president of several family-owned private companies, and he brings wide business experience and close relations with many of the original shareholders.

Because Mr. Wall served as TRER Secretary and Treasurer during the past three years, he would not be considered an independent board member in accordance with Part 8, Section 803A, of the NYSE MKT Company Guide on board independence if elected a member of the board pursuant to this Consent Solicitation.

Dr. James R. Wolfe. Dr. Wolfe, 72, and the firm he co-founded in 1995, Pacific Materials Resources, Inc. (“PMR”), were among the pioneers of the China-U.S. rare earth industry and trade. As Vice President of PMR from 1995 to 2010, Dr. Wolfe interfaced between the major rare earth producers in China and a broad spectrum of rare earth consumers in the U.S. Prior to founding PMR, from 1992 to 1995, Dr. Wolfe was President of MPV Lanthanides, Inc., a rare earth joint venture between China Metallurgical Import/Export of Inner Mongolia and U.S. interests. From 1979 to 1995, Dr. Wolfe’s professional interests centered on resource recovery from industrial and mining wastes. He served as a consultant to the steel industry, co-founded Exmet Corporation (zinc from smelter dust) and served as Executive Vice President of Williams Strategic Metals, Inc. and its predecessor, Nedlog Technology Group, Inc. Dr. Wolfe developed and implemented projects for the recovery of cobalt from slags, indium from smelter dusts, and rare earths from mine tailings. In 1970, while he was employed by the Lawrence Livermore Laboratory, Dr. Wolfe invented and patented a plasma method for producing ultra-fine refractory metal carbides. He co-founded Cal-Met Industries, Inc. in 1973 to commercialize the plasma technology. Cal-Met was bought by Fansteel Corporation in 1975. Dr. Wolfe was employed by Fansteel from 1975 to 1979 to implement the plasma technology for the manufacture of drill bits and cutting tools. Dr. Wolfe was employed by the AVCO Corporation as a space research scientist from 1965 to 1968, while working for his doctorate. Dr. Wolfe received his BS and MS in Metallurgical Engineering from the University of Washington and his PhD from the University of Missouri-Rolla in 1968. He is currently the Secretary and Trustee of The Biella Foundation.

THE PARTICIPANTS

The Participants to this Consent Solicitation, as defined by Paragraphs (a)(iii), (iv), (v) and (vi) of Instruction 3 to Item 4 of Schedule 14A, are Daniel E. Gorski, Cecil C. Wall, G.W. McDonald, Dr. Philip Goodell, Dr. Nicholas Pingitore, John Tumazos, and Dr. James R. Wolfe. More detailed information pertaining to those Participants who are also Nominees are set forth above at the Section labeled “THE NOMINEES” at page 23. Set forth below is the name, age, present principal occupation, employment history, and directorships of the remaining Participants, Daniel E. Gorski and G.W. McDonald.

Daniel E. Gorski. Daniel E. Gorski was born in Houston, Texas in 1937. He holds a BS degree from Sul Ross State College and a MA in Geology from the University of Texas at Austin. Mr. Gorski began his career in the mining business in 1968 as a staff geologist. In 1996, Mr. Gorski co-founded Metalline Mining Co. and managed their Sierra Mojada, Coahuila operation until 2004. In 2005, he was part of the founding group of High Plains Uranium which was later merged into Energy Metals Corp. and later Uranium One. Mr. Gorski became President and CEO of Standard Silver Corp. now renamed TRER, in March of 2007. In May 2011, Mr. Gorski stepped down to become Chief Operating Officer and resigned that position on January 1, 2012.

Because Mr. Gorski served as Chief Operating Officer during the past three years, he is not considered independent in accordance with Part 8, Section 803A, of the NYSE MKT Company Guide on board independence.

G.W. McDonald. Mr. McDonald, 78, received a BS in geology from Sul Ross State College in 1959. He has over 40 years of experience in all phases of oil and gas exploration, development, and production. Mr. McDonald worked for Shell Oil Company in their East Texas, Rocky Mountain and West Coast Divisions from 1960 until 1975. Mr. McDonald handled public relations and governmental affairs for Shell. He was also responsible for Shell’s field operations, including pipeline rights-of-way, well locations, Indian affairs, lease and production purchases. From 1975 until 1980, Mr. McDonald worked for Exxon Corporation in their East Texas Division where, among other duties, he negotiated lease and production purchases.

In 1980, Mr. McDonald founded Roseland Oil & Gas Inc., a publicly traded oil and gas exploration and production company, with operations in Texas, Wyoming, Utah and Washington. In 1987, Mr. McDonald sold his interest in Roseland and since has been engaged in exploration and production of oil and gas for his own account and through joint ventures. In addition to Mr. McDonald’s oil and gas business, in 1991, he was President of Ferex Corporation, a publicly traded company, engaged in the business of recycling scrap metals, both ferrous and non-ferrous. Ferex was sold in 1996 for over $25,000,000 in cash.

Mr. McDonald served as the Chief Financial Officer and Vice President of TRER from January 2004 to December 1, 2010, and on the board of directors from January 2004 to March 2011.

OTHER INFORMATION ABOUT THE PARTICIPANTS

The Participants in the Solicitation have no substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon pursuant to the Solicitation, with the exception of each Nominee’s consent to being nominated and appointed as a Director and , in the case of Mr. Gorski, of being interim CEO. We plan to make an appropriate donation or other arrangement to UTEP to compensate the university for the costs of their facilities (e.g., geochemical and electron microprobe laboratories). Neither Dr. Goodell nor Dr. Pingitore would receive any financial benefit from UTEP from such arrangement.

None of the Participants have, during the past ten years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

As previously disclosed by The Company in its Form 10-K for 2011, in April 2011, the Company issued Cecil C. Wall a 5-year option to purchase 90,000 shares of the Company’s common stock at $4.70 per share as compensation for serving as a member of the Company’s board of directors, valued at $423,000. Mr. Wall has not exercised these options.

In 2011, The Company granted John Tumazos 149,000 TRER warrants at $2.50, which he has not exercised.

Other than as described above with respect to Mr. Wall and Mr. Tumazos, none of the other Participants is, or was within the past year, a party to any contracts, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. No person or entity has lent money or entered into any arrangement for financing or otherwise induced the purchase, sale or holding of securities by any Participant, or in support of any Participant, or in opposition to any other candidate for election to the board of directors.

There are no material proceedings to which any Nominee is a party adverse to the Company and no Nominee has a material interest adverse to The Company.

There are no transactions, since the beginning of The Company’s last fiscal year, or any currently proposed transaction, in which The Company was or is to be a Participant and the amount involved exceeds $120,000.00 and in which any Participant had or will have a direct or indirect material interest.

STOCK OWNERSHIP

The Participants own stock in the following amounts as of the Record Date of [July -, 2012]:

NAME AND ADDRESS OF BENEFICIAL OWNER	TITLE OF CLASS	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENT OF CLASS
Group: Daniel E. Gorski, Cecil C. Wall, and G.W. McDonald	common stock	10,198,000	(1)	27.9%

Dr. Phillip Goodell, 6024 Pinehurst El Paso, TX 79912	common stock	5,000		—

Daniel E. Gorski 7 Copano Pt Road Rockport, TX 78382	common stock	4,800,000	(2)	13.1%

G.W. McDonald 1408 Roseland Blvd. Tyler, TX 75701	common stock	4,800,000	(3)	13.1%

Dr. Nick Pingitore 1328 Madeline Drive El Paso, TX 79902	common stock	37,978		.10%

John Tumazos 11 Yellow Brook Rd. Homdell, NJ 07733	common stock	945,050		2.6%

Cecil C. Wall 685 Escalante Dr. St. George, UT 84790	common stock	598,000	(4)	1.6%

(1)	Daniel E. Gorski, Cecil C. Wall, and G.W. McDonald have entered into a Joint Filing Agreement in which they agreed to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of The Company. They may be deemed to be the collective beneficial owners of 10,198,000 shares of The Company’s common stock (27.9%), as set forth in a joint Schedule 13D filed by Messrs. Gorski, Wall and McDonald with the SEC on June 11, 2012.

(2)	See Note (1). Mr. Gorski’s direct ownership interest of 13.1% and beneficial ownership interest of 27.9% are not cumulative.
(3)	G.W. McDonald is the trustee for the G. W. & Patricia A. McDonald TR, DTD 9/16/11, which directly owns 800,000 shares of The Company’s common stock. See also Note (1). G.W. McDonald is also the Trustee of Roseland Enterprises, Ltd., which owns 4,000,000 shares.
(4)	Cecil C. Wall is the trustee of the Cecil C. Wall Fam Inter Vivos Rev TR, DTD 02/22/90 which directly owns 173,000 shares of The Company’s common stock, the trustee of Jane O. Wall Fam Inter Vivos Rev TR, DTD 02/22/90, which directly owns 175,000 shares of common stock, and the manager for C-Wall Investment Company, LLC, which directly owns 250,000 shares of common stock. See also Note (1).

To the GORSKI-WALL GROUP’S knowledge, as of the date of this Consent Solicitation, all Section 16(a) filing requirements applicable to any Nominee who is also a TRER officer or director and who owns greater than a ten percent beneficial interest in TRER has been complied with.

CONSENT PROCEDURES AND INSTRUCTIONS

PLEASE READ THIS CAREFULLY

If your shares of common stock are registered in your own name, please submit your consent to the Proposals today by signing, dating and returning the enclosed WHITE Consent Card in the postage-paid envelope provided. Alternatively, please vote your Consent by faxing the Card to [facsimile number] or by entering your vote on the Internet through [website].

If you hold your shares in “street” name with a bank, broker firm, dealer, trust company or other nominee, only it can exercise your right to consent with respect to your shares of common stock and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to consent to the Proposals to your bank, broker firm, dealer, trust company or other nominee. The GORSKI-WALL GROUP urges you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to GORSKI-WALL GROUP at Hamil/Hecht LLC, 140 East 19th Avenue Suite 600, Denver, CO 80203-1035 so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Execution and delivery of a Consent Card by a record holder of shares of common stock will be presumed to be a consent with respect to all shares held by such record holder unless the Consent Card specifies otherwise.

Only holders of record of shares of common stock as of the close of business on the Record Date of [July         , 2012] will be entitled to consent to the Proposals. If you are a shareholder of record as of the close of business on the Record Date of [DATE], you will retain your right to consent even if you sell your shares of common stock after the Record Date.

All shareholders will be notified as promptly as possible by press release or SEC filing of the results of this Consent Solicitation.

IF YOU TAKE NO ACTION, YOU WILL IN EFFECT BE REJECTING THE PROPOSALS. ABSTENTIONS, FAILURES TO CONSENT AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT.

If you have any questions regarding your WHITE Consent Card, or need assistance in voting your shares, please contact:

J. Lawrence Hamil

Meredith A. Munro

Hamil/Hecht LLC

140 East 19th Avenue Suite 600

Denver, CO 80203-1035

Telephone (303) 830-1383

Fax (303) 830-1057

email lhamil@h-hllc.com

email mmunro@h-hllc.com

PRELIMINARY COPY—SUBJECT TO COMPLETION, DATED                      2012

WHITE CONSENT CARD

CONSENT OF SHAREHOLDERS OF THE COMPANY TO ACTION

WITHOUT A MEETING

THIS CONSENT IS SOLICITED BY Daniel E. Gorski, Cecil C. Wall, and G.W. McDonald, and the Participants in this solicitation include Dr. Philip Goodell, Dr. Nicholas Pingitore, John Tumazos, and Dr. James R. Wolfe, collectively, (the “GORSKI-WALL GROUP”). THIS SOLICITATION IS NOT BEING MADE BY THE INCUMBENT BOARD OR THE COMPANY.

The undersigned shareholder of Texas Rare Earth Resources Corp. (“TRER” or “The Company”) as of the date listed below hereby consents, pursuant to Section 78.320 of the Nevada Revised Statutes, with respect to all shares of common stock, par value $0.001 per share of The Company held by the undersigned, to the taking of the actions set forth below without a meeting of the shareholders of The Company.

IF NO BOX IS MARKED FOR A PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO CONSENT TO SUCH PROPOSAL, EXCEPT THAT THE UNDERSIGNED WILL NOT BE DEEMED TO CONSENT TO THE REMOVAL OF ANY CURRENT DIRECTOR OR TO THE ELECTION OF ANY NOMINEE WHOSE NAME IS WRITTEN IN THE SPACE PROVIDED.

THE GORSKI-WALL GROUP RECOMMENDS THAT YOU CONSENT TO PROPOSALS 1-4.

1. Consent to the following resolution: “RESOLVED, that any provision of the Amended and Restated Bylaws of The Company as of the effective date of this resolution that was not a part of the Amended and Restated Bylaws filed with the Securities and Exchange Commission on [Record Date], be and are hereby repealed.”

☐ CONSENT

☐ WITHHOLD CONSENT

☐ ABSTAIN

2. The removal without cause of James Graham, Graham A. Karklin, Marc LeVier, General Gregory Martin, and any person (other than those elected by the Consent Solicitation of the GORSKI-WALL GROUP) elected or appointed to the board of directors of The Company to fill any vacancy on the board of directors of The Company or any newly-created directorships prior to the effective date of these Proposals (the “Removal Proposal”).

☐ CONSENT

☐ WITHHOLD CONSENT

☐ ABSTAIN

INSTRUCTION: TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM CONSENTING TO THE REMOVAL OF ALL THE PERSONS NAMED IN PROPOSAL NO. 2, CHECK THE APPROPRIATE BOX ABOVE. IF YOU WISH TO CONSENT TO THE REMOVAL OF CERTAIN OF THE PERSONS NAMED IN PROPOSAL NO. 2, BUT NOT ALL OF THEM, CHECK THE “CONSENT” BOX ABOVE AND WRITE THE NAME OF EACH SUCH PERSON YOU DO NOT WISH REMOVED IN THE SPACE PROVIDED BELOW.

3. Amend Section 4.06 of The Company’s Amended and Restated Bylaws to provide that any vacancies on the board of directors of The Company resulting from the removal of directors by the shareholders pursuant to this Consent Solicitation may only be filled by the shareholders of The Company.

☐ CONSENT

☐ WITHHOLD CONSENT

☐ ABSTAIN

4. Elect Dr. Philip Goodell, Dr. Nicholas Pingitore, John Tumazos, Cecil C. Wall and Dr. James R. Wolfe to serve as directors of the Company.

☐ CONSENT

☐ WITHHOLD CONSENT

☐ ABSTAIN

INSTRUCTION: TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM CONSENTING TO THE ELECTION OF ALL THE PERSONS NAMED IN PROPOSAL NO. 4, CHECK THE APPROPRIATE BOX ABOVE. IF YOU WISH TO CONSENT TO THE ELECTION OF CERTAIN OF THE PERSONS NAMED IN PROPOSAL NO. 4, BUT NOT ALL OF THEM, CHECK THE “CONSENT” BOX ABOVE AND WRITE THE NAME OF EACH SUCH PERSON YOU DO NOT WISH ELECTED IN THE SPACE PROVIDED BELOW.

IN ORDER FOR YOUR CONSENT TO BE VALID, IT MUST BE DATED.

Date:                     , 2012

Signature of Shareholder

Signature (if held jointly)

Name and Title of Representative (if applicable)

IMPORTANT NOTE TO SHAREHOLDERS:

PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR CONSENT FORM PROMPTLY IN THE ENCLOSED ENVELOPE OR FAX TO [###]. ALTERNATIVELY, YOU MAY VOTE BY INTERNET ON [WEBSITE] PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THE LABEL AFFIXED HERETO. If the shares are held by joint tenants or as community property, both should sign. When signing as executor, administrator, trustee, guardian, or other representative, please give full title. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in full partnership name by an authorized person. If a partnership, please sign in full partnership name by an authorized person. If a trust, please sign as a trustee of the trust.

CONSENT

OF

DR. PHILIP GOODELL

I, Dr. Philip Goodell, hereby consent to: (a) being nominated for election to the board of directors of Texas Rare Earth Resources Corp.; (b) being named in a Consent Statement and other Consent related materials filed with the United States Securities and Exchange Commission as a nominee for election to the board; and (c) serving as a director on the board if elected.

/s/ Dr. Philip Goodell
Dr. Philip Goodell

June , 2012

CONSENT

OF

DR. NICHOLAS PINGITORE

I, Dr. Nicholas Pingitore, hereby consent to: (a) being nominated for election to the board of directors of Texas Rare Earth Resources Corp.; (b) being named in a Consent Statement and other Consent related materials filed with the United States Securities and Exchange Commission as a nominee for election to the board; and (c) serving as a director on the board if elected.

/s/ Dr. Nicholas Pingitore
Dr. Nicholas Pingitore

June , 2012

CONSENT

OF

JOHN TUMAZOS

I, John Tumazos, hereby consent to: (a) being nominated for election to the board of directors of Texas Rare Earth Resources Corp.; (b) being named in a Consent Statement and other Consent related materials filed with the United States Securities and Exchange Commission as a nominee for election to the board; and (c) serving as a director on the board if elected.

/s/John Tumazos
John Tumazos

June , 2012

CONSENT

OF

CECIL C. WALL

I, Cecil C. Wall, hereby consent to: (a) being nominated for election to the board of directors of Texas Rare Earth Resources Corp.; (b) being named in a Consent Statement and other Consent related materials filed with the United States Securities and Exchange Commission as a nominee for election to the board; and (c) serving as a director on the board if elected.

/s/ Cecil C. Wall
Cecil C. Wall

June , 2012

CONSENT

OF

DR. JAMES R. WOLFE

I, Dr. James R. Wolfe, hereby consent to: (a) being nominated for election to the board of directors of Texas Rare Earth Resources Corp.; (b) being named in a Consent Statement and other Consent related materials filed with the United States Securities and Exchange Commission as a nominee for election to the board; and (c) serving as a director on the board if elected.

/s/ Dr. James R. Wolfe
Dr. James R. Wolfe

June , 2012